Artisan Partners Asset Management Inc. Reports 2Q21 Results and Announces Changes to its Board of Directors
Milwaukee, WI - August 3, 2021 - Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the three and six months ended June 30, 2021, and declared a quarterly dividend. The full June 2021 quarter earnings release and investor presentation can be viewed at www.apam.com.
The Company also announced today that its Board of Directors appointed Stephanie G. DiMarco the Chair of the Board and appointed Saloni S. Multani to the Board, in each case effective August 13, 2021.
Conference Call
The Company will host a conference call on August 4, 2021 at 1:00 p.m. (Eastern Time) to discuss its results for the three and six months ended June 30, 2021. Hosting the call will be Eric Colson, Chairman and Chief Executive Officer, and C.J. Daley, Chief Financial Officer. Supplemental materials that will be reviewed during the call are available on the Company’s website at www.apam.com. The call will be webcast and can be accessed via the Company’s website. Listeners may also access the call by dialing 877.328.5507 or 412.317.5423 for international callers; the conference ID is 10157135. A replay of the call will be available until August 18, 2021 at 9:00 a.m. (Eastern Time), by dialing 877.344.7529 or 412.317.0088 for international callers; the replay conference ID is 10157135. An audio recording will also be available on the Company’s website.
About Artisan Partners
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com